Exhibit 99.1

Lifeward Ltd. Reports Fourth Quarter and Full Year 2024
Financial Results

Record quarterly and annual revenue of $7.5M and $25.7M, respectively

Continued strong growth in U.S. pipeline of ReWalk opportunities with over
110 qualified leads in process

Strategic shift towards profitability: 2025 Sustainable Growth Plan focuses on growth of core product lines with a streamlined cost structure and reduced operating loss

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, March 7, 2025 – Lifeward Ltd., (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global leader in innovative medical technology to transform the lives of people with physical limitations or disabilities, today announced its financial results for the three months and full year ended December 31, 2024.

Recent Highlights and Accomplishments for Lifeward

•	Strong conclusion to 2024 with Lifeward annual revenue of $25.7 million, up 85% from 2023.

•	ReWalk Personal Exoskeleton sales up 130% in 2024 fueled by recently established Medicare coverage.

•	Launch of Lifeward 2025 Sustainable Growth Plan which balances investments to drive revenue growth with aggressive expense reduction to significantly reduce the non-GAAP operating loss in 2025.

•
New partnership with CorLife, a healthcare services provider and benefits coordinator, to exclusively distribute the ReWalk Personal Exoskeleton for individuals with workers’ compensation claims expected to achieve greater growth and penetration into the workers’ compensation market for exoskeletons.

•
Expanded partnership with MYOLYN to broaden Lifeward’s distribution rights of the MyoCycle FES Cycling Therapy System to include referral sales for home use applications, the largest market segment for functional electrical stimulation (“FES”) cycles.

•
Completion of previously announced actions to further streamline the Company’s U.S. operations, including the closure of two U.S. facilities and reducing overall headcount by a cumulative 35% since the AlterG acquisition.

•
Completion of a registered direct offering priced at $2.75 per share for gross proceeds of approximately $5.0 million to fund continuing commercial efforts, working capital, and general corporate purposes.

“This past year, we made significant strides in sales driven by the major milestone of achieving Medicare coverage of the ReWalk exoskeleton and we expect private insurance to follow,” said Larry Jasinski, Chief Executive Officer. “We continue to build a robust pipeline of ReWalk cases, which we believe will drive sustained growth in the coming quarters.  We are focused on achieving balanced growth while strategically working towards profitability. We are fully committed to implementing cost-efficient measures that not only enhance our operational effectiveness but also drive sustainable success. We are confident that these efforts will empower us to build a stronger foundation for the future of Lifeward.”

Revenue was $7.5 million in the fourth quarter of 2024, compared to $6.9 million during the fourth quarter of 2023, up $0.6 million, or 10%. Revenue related to the sale of ReWalk exoskeletons, MyoCycles, and ReStore Exo-Suits was $2.0 million, down $0.1 million, or 6% compared to the prior year. This performance was primarily driven by a shortfall in ReWalk system sales due to scheduling challenges and delays for initial training sessions at local clinics.  Revenue from the sale of AlterG products and services was $5.5 million, a $0.8 million, or 17%, increase from the fourth quarter of 2023.  The growth in AlterG resulted from strong demand from international customers.

Gross margin was 24.4% during the fourth quarter of 2024, compared to 35.5% in the fourth quarter of 2023, with the restructuring charge explained below as the primary cause of the variance. On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted gross margin was 45.4% in the fourth quarter of 2024, compared to 46.9% in the fourth quarter of 2023.  This decline was primarily attributable to the mix of products sold in the quarter.

Total operating expenses in the fourth quarter of 2024 were $17.1 million, compared to $8.6 million in the fourth quarter of 2023, with the impairment charge explained below as the primary cause of the variance.  On a non-GAAP basis, which excludes the items listed in the attached non-GAAP reconciliation table, adjusted operating expenses were $6.7 million in the fourth quarter of 2024, compared to $7.0 million in the fourth quarter of 2023.  This decline is primarily due to reduced marketing, general and administrative expenses resulting from prior expense reduction actions.

Operating loss in the fourth quarter of 2024 was $15.2 million, compared to $6.1 million in the fourth quarter of 2023. On a non-GAAP basis, which excludes the items in the non-GAAP reconciliation table below, adjusted operating loss was $3.3 million in the fourth quarter of 2024, compared to a loss of $3.8 million in the fourth quarter of 2023.

Net loss was $15.3 million, or $1.73 per share, for the fourth quarter of 2024, compared to a net loss of $5.6 million, or $0.66 per share, in the fourth quarter of 2023. On a non-GAAP basis, which excludes the items in the attached non-GAAP reconciliation table, adjusted net loss was $3.3 million, or $0.38 per share, in the fourth quarter of 2024, compared to $3.3 million, or $0.38 per share, during the fourth quarter of 2023.

Liquidity

As of December 31, 2024, Lifeward had $6.7 million in unrestricted cash and cash equivalents on its balance sheet with no debt. During the fourth quarter of 2024, cash used in operations was $4.0 million. On January 8, 2025, Lifeward completed a registered direct offering of common shares which raised gross proceeds of approximately $5.0 million to add to its cash position.

2025 Financial Guidance

For 2025, Lifeward expects full year revenue in the range of $28 million to $30 million, with adjusted gross margins between 47% and 49%.  As a result of the recent actions by the Company to streamline its operations, Lifeward expects non-GAAP operating expenses of between $22 million to $23 million, which results in a non-GAAP operating loss of $7 million to $9 million.

On a quarterly basis, Lifeward expects revenue in the first quarter of 2025 to be the lowest of the year due to seasonal trends, followed by sequential revenue growth through the rest of 2025. The full benefits of operating expense reductions are expected to phase in throughout the second half of 2025.  As a result of the progress of these factors, Lifeward anticipates a quarterly adjusted operating loss of approximately $1 million by the fourth quarter of 2025.

Lifeward does not provide GAAP reconciliation of its non-GAAP financial guidance because the Company is unable to predict with reasonable certainty and without unreasonable effort items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition-related expense, and earnout expense. The timing and amounts of these items are uncertain and could be material to Lifeward’s results computed in accordance with GAAP.

Conference Call

Lifeward management will host its conference call as follows:

Date		March 7, 2025
Time		8:30 AM EST
Telephone	U.S:	1-833-316-0561
	International:	1-412-317-0690
	Israel:	1-80-9212373
	Germany:	0800-6647650
Access code		Please reference the “Lifeward Earnings Call”
Webcast (live, listen-only and archive)		https://edge.media-server.com/mmc/p/9u4xjdep

The archived webcast will be available via the following https://edge.media-server.com/mmc/p/9u4xjdep or through the “Investors” section on our website at GoLifeward.com.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity system, the ReStore Exo-Suit, and the MyoCycle FES System.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward mission and product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore®, and Alter G® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding the Company's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and FDA regulatory submission review and approval process; the Company's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; the Company's ability to maintain and grow its reputation and the market acceptance of its products; the Company's ability to achieve reimbursement from third-party payors, including CMS, for its products; the Company's limited operating history and its ability to leverage its sales, marketing and training infrastructure; the Company's expectations as to its clinical research program and clinical results; the Company's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; the Company’s ability to continue to operate as a going concern; the Company's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; the Company’s ability to navigate any difficulties associated with moving production of its AlterG Anti-Gravity Systems to a contract manufacturer; the Company's ability to improve its products and develop new products; the Company's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on the Company's ability to market and sell its products; the Company's ability to gain and maintain regulatory approvals; the Company's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the Company's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2024 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, the Company believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense and acquisition costs allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Lifeward’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue for the foreseeable future, to be a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Lifeward urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Lifeward Media Relations:
Kathleen O’Donnell
Vice President, Marketing & New Business Development
Lifeward Ltd.
E: media@golifeward.com

Lifeward Investor Contact:
Mike Lawless
Chief Financial Officer
Lifeward Ltd.
E: ir@golifeward.com

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Audited)
(In thousands, except share and per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Revenue	$7,545	$6,884	$25,663	$13,854
Cost of revenues	5,701	4,441	17,447	9,401
Gross profit	1,844	2,443	8,216	4,453
Operating expenses:
Research and development, net	1,131	1,318	4,625	4,148
Sales and marketing	4,376	4,846	17,949	13,922
General and administrative	1,771	2,416	5,195	9,995
Impairment charges	9,794	-	9,794	-
Total operating expenses	17,072	8,580	37,563	28,065
Operating loss	(15,228)	(6,137)	(29,347)	(23,612)
Financial income (expense), net	(47)	420	448	1,467
Loss before income taxes	(15,275)	(5,717)	(28,899)	(22,145)
Taxes on income (benefit)	3	(78)	43	(12)
Net loss	$(15,278)	$(5,639)	$(28,942)	$(22,133)
Basic net loss per ordinary share	$(1.73)	$(0.66)	$(3.33)	$(2.59)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	8,807,591	8,577,647	8,691,271	8,531,294

Lifeward Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(Audited)
(In thousands)

	December 31,	December 31,
	2024	2023

Assets
Current assets
Cash and cash equivalents	$6,746	$28,083
Restricted Cash	197	-
Trade receivables, net of credit losses of $160 and $328, respectively	6,004	3,120
Prepaid expenses and other current assets	1,624	2,366
Inventories	6,723	5,653
Total current assets	21,294	39,222
Restricted cash and other long term assets	240	784
Operating lease right-of-use assets	548	1,861
Property and equipment, net	867	1,262
Intangible Assets	-	12,525
Goodwill	7,538	7,538
Total assets	$30,487	$63,192
Liabilities and equity
Current liabilities
Trade payables	5,022	5,069
Current maturities of operating leases	858	1,296
Other current liabilities	3,737	4,854
Earnout liability	608	576
Total current liabilities	10,225	11,795

Non-current operating leases	22	607
Earnout liability	-	2,716
Other long-term liabilities	1,391	1,564
Shareholders’ equity	18,849	46,510
Total liabilities and equity	$30,487	$63,192

Lifeward Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Audited)
(In thousands)

	Year Ended
	December 31,
	2024	2023

Net cash used in operating activities	$(21,718)	$(20,667)

Cash used in investing activities	-	(18,149)

Cash used in financing activities	-	(992)

Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	34	45
Decrease in cash, cash equivalents, and restricted cash	(21,684)	(39,763)
Cash, cash equivalents, and restricted cash at beginning of period	28,792	68,555
Cash, cash equivalents, and restricted cash at end of period	$7,108	$28,792

Lifeward Ltd. And subsidiaries
(Audited)
(In thousand)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Revenues based on customer’s location:
United States	3,371	3,338	14,425	7,636
Europe	3,650	2,843	9,546	5,044
Asia - Pacific	281	264	825	387
Rest of the world	243	439	867	787
Total Revenues	$7,545	$6,884	$25,663	$13,854

	Quarter Ended		Year Ended
	December 31,		December 31,
Dollars in thousands, except per share data	2024	2023	2024	2023

GAAP net loss	$(15,278)	$(5,639)	$(28,942)	$(22,133)
Adjustments:
Purchase accounting impact on inventory	-	-	-	607
Amortization of intangible assets	842	844	3,347	1,608
M&A transaction	-	166	(467)	2,524
Integration/Rebranding costs	-	253	236	253
Restructuring	1,260	670	1,260	670
Remeasurement of earnout liability	(184)	(355)	(2,684)	(315)
Inventory Write down	-	390	-	390
Impairment	9,794	-	9,794	-
Stock-based compensation expenses	234	373	1,281	1,328

Non-GAAP net loss	$(3,332)	$(3,298)	$(16,175)	$(15,068)

Shares used in net loss per share	8,807,591	8,577,647	8,691,271	8,531,294

Non-GAAP net loss per share	$(0.38)	$(0.38)	$(1.86)	$(1.77)

	Quarter Ended				Year Ended
	December 31,		December 31,		December 31,		December 31,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP operating loss	$(15,228)	(201.8)%	$(6,137)	(89.1)%	$(29,347)	(114.4)%	$(23,612)	(170.4)%

Purchase accounting impact on inventory	-	-	-	-	-	-	607	4.4%
Amortization of intangible assets	842	11.2%	844	12.3%	3,347	13.0%	1,608	11.6%
M&A transaction	-	-	166	2.4%	(467)	(1.8)%	2,524	18.2%
Integration/Rebranding costs	-	-	253	3.7%	236	0.9%	253	1.8%
Restructuring	1,260	16.7%	670	9.7%	1,260	4.9%	670	4.8%
Remeasurement of earnout liability	(184)	(2.4)%	(355)	(5.2)%	(2,684)	(10.5)%	(315)	(2.3)%
Inventory Write down	-	-	390	5.7%	-	-	390	2.8%
Impairment	9,794	129.8%	-	-	9,794	38.2%	-	-
Stock-based compensation expenses	234	3.1%	373	5.4%	1,281	5.0%	1,328	9.6%

Non-GAAP operating loss	$(3,282)	(43.4)%	$(3,796)	(55.1)%	$(16,580)	(64.7)%	$(16,547)	(119.5)%

	Quarter Ended				Year Ended
	December 31,		December 31,		December 31,		December 31,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP gross profit	$1,844	24.4%	$2,443	35.5%	$8,216	32.0%	$4,453	32.1%
Adjustments:
Purchase accounting impact on inventory	-	-	-	-	-	-	607	4.4%
Write down	-	-	390	5.7%	-	-	390	2.8%
Amortization of intangible assets	387	5.1%	388	5.6%	1,540	6.0%	900	6.5%
Restructuring	1,195	15.8%	-	-	1,195	4.7%	-	-
Stock-based compensation expenses	4	0.1%	4	0.1%	16	0.1%	9	0.1%

Non-GAAP gross profit	$3,430	45.4%	$3,225	46.9%	$10,967	42.8%	$6,359	45.9%

	Quarter Ended				Year Ended
	December 31,		December 31,		December 31,		December 31,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP research & development	$1,131	15.0%	$1,318	19.1%	$4,625	18.0%	$4,148	29.9%
Adjustments:
Restructuring	-	-	(176)	(2.6)%	-	-	(176)	(1.3)%
Stock-based compensation expenses	(38)	(0.5)%	(45)	(0.7)%	(168)	(0.7)%	(157)	(1.1)%

Non-GAAP research & development	$1,093	14.5%	$1,097	15.8%	$4,457	17.3%	$3,815	27.5%

	Quarter Ended				Year Ended
	December 31,		December 31,		December 31,		December 31,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP sales & marketing	$4,376	58.0%	$4,846	70.4%	$17,949	69.9%	$13,922	100.5%
Adjustments:
Amortization of intangible assets	(388)	(5.1)%	(389)	(5.7)%	(1,542)	(6.0)%	(604)	(4.4)%
Integration/Rebranding costs	-	-	(253)	(3.7)%	(193)	(0.8)%	(253)	(1.8)%
Restructuring	-	-	(70)	(1.0)%	-	-	(70)	(0.5)%
Stock-based compensation expenses	(92)	(1.2)%	(111)	(1.6)%	(401)	(1.6)%	(381)	(2.8)%

Non-GAAP sales & marketing	$3,896	51.7%	$4,023	58.4%	$15,813	61.5%	$12,614	91.0%

	Quarter Ended				Year Ended
	December 31,		December 31,		December 31,		December 31,
	2024		2023		2024		2023
Dollars in thousands	$	% of revenue	$	% of revenue	$	% of revenue	$	% of revenue

GAAP general & administrative	$1,771	23.5%	$2,416	35.1%	$5,195	20.2%	$9,995	72.1%
Adjustments:
M&A transaction	-	-	(166)	(2.4)%	467	1.8%	(2,524)	(18.2)%
Amortization of intangible assets	(67)	(0.9)%	(67)	(1.0)%	(265)	(1.0)%	(104)	(0.8)%
Integration/Rebranding costs	-	-	-	-	(43)	(0.2)%	-	-
Restructuring	(65)	(0.9)%	(424)	(6.2)%	(65)	(0.3)%	(424)	(3.1)%
Remeasurement of earnout liability	184	2.4%	355	5.2%	2,684	10.5%	315	2.3%
Stock-based compensation expenses	(100)	(1.3)%	(213)	(3.1)%	(696)	(2.7)%	(781)	(5.6)%

Non-GAAP general & administrative	$1,723	22.8%	$1,901	27.6%	$7,277	28.3%	$6,477	46.7%